Exhibit 99.1

Lattice Semiconductor and Canyon Bridge Capital Partners, LLC Announce Termination of

Merger Agreement Following Decision from President Trump

PORTLAND, OR — (Sept 13, 2017) — Lattice Semiconductor Corporation (NASDAQ: LSCC) today announced the termination of the acquisition by Canyon Bridge Capital Partners, LLC (“Canyon Bridge”) of Lattice Semiconductor following an order from the President of the United States.

The Committee on Foreign Investment in the United States (CFIUS) referred the transaction with Canyon Bridge to the U.S. President for a decision, having been unable to come to an agreement with the parties on mitigation measures. After consideration, the President prohibited the proposed transaction on the recommendation of CFIUS in an executive order dated September 13, 2017.

“The transaction with Canyon Bridge was in the best interests of our shareholders, our customers, our employees and the United States. We also believe our CFIUS mitigation proposal was the single most comprehensive mitigation proposal ever proposed for a foreign transaction in the semiconductor industry and would have maximized United States national security protection while still enabling Lattice to accept Canyon Bridge’s investment and double American jobs. While it is disappointing that we were not able to prevail, the Board and I would like to thank Canyon Bridge for their support during this time.” said Darin G. Billerbeck, CEO of Lattice Semiconductor.

“We will continue to focus on initiatives that will contribute to Lattice’s long term success, specifically in areas where our affordable, low power, small form factor devices create advantages. Additionally, we remain committed to achieving profitable growth by extending processing and connectivity solutions beyond our core business. Lattice’s future remains bright.”

The full text of the order is accessible under: [https://www.whitehouse.gov/briefing-room/presidential-actions].

CONTACT INFORMATION:

MEDIA:

Brunswick Group

Alex Finnegan, 202-264-9544

afinnegan@brunswickgroup.com

or

Jennifer Sukawaty, 202-403-9492

jsukawaty@brunswickgroup.com

INVESTORS:

Global IR Partners

David Pasquale, 914-337-8801

lscc@globalirpartners.com

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our expectation that we will continue to focus on initiatives that will contribute to Lattice’s long term success and our focus on achieving profitable growth. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology; and our expectation that we will remain focused on maximizing the leverage of our operating model and reduce our outstanding debt balance. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.

Estimates of long term success and whether we achieve profitable growth are inherently uncertain and are affected by such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual results could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include disruptions of our business arising from the termination of our proposed acquisition by Canyon Bridge Capital Partners, Inc., global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company’s dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the failure to achieve the anticipated benefits and synergies of the Silicon Image transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2016, and Lattice’s quarterly reports filed on Form 10-Q.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.